UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2007

______________

MEDIAREADY, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	0-31497	65-1001686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

888 East Las Olas Blvd., Suite 710, Fort Lauderdale, Florida 33301

(Address of Principal Executive Office) (Zip Code)

(954) 527-7780

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On September 5, 2007, MediaREADY, Inc. (the “Company”) entered into a consulting agreement(the “Agreement”) with Capital One Resource Co., Ltd, a Brunei Corporation (“Consultant”) and wholly owned subsidiary of China Direct, Inc., a Florida corporation. Consultant has agreed to provide business consulting services pertaining to potential merger and/or acquisition transactions.

Upon signing of the Agreement, we paid, 10,000,000 shares of Company common stock to Consultant. This share issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act. Upon the signing of any definitive agreement to enter into any business combination transaction with any entity introduced by Consultant or any affiliates of Consultant, we shall pay an additional 8,000,000 Company common shares to Consultant.

The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01

REGULATION FD DISCLOSURE

On September 10, 2007, the Company issued a press release announcing its execution of a Letter of Intent to acquire a 51% equity interest in Shandong Jiajia International Freight & Forwarding Co., Ltd, a Chinese limited liability company based in Qingdao, Shandong, China.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1  Consulting Agreement dated September 5, 2007

 99.1  Press release, dated September 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDIAReady, INC.

By:	/s/ V. JEFFREY HARRELL
V. Jeffrey Harrell CEO/President

Date:  September 10, 2007